                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                          Commission Only
                                             (as permitted by Rule 14a-
                                             6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          DATAWARE TECHNOLOGIES, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  1) Title of each class of Securities to which transaction applies:
    ------------------------------------------------------------------------

  2) Aggregate number of securities to which transaction applies:
    ------------------------------------------------------------------------

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
    ------------------------------------------------------------------------

  4) Proposed maximum aggregate value of transaction:
    ------------------------------------------------------------------------

  5) Total fee paid:
    ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  1) Amount Previously Paid:
    ------------------------------------------------------------------------

  2) Form, Schedule or Registration Statement No.:

    ------------------------------------------------------------------------

  3)Filing Party:

    ------------------------------------------------------------------------

  4) Date Filed:
    ------------------------------------------------------------------------

                          DATAWARE TECHNOLOGIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The 1998 Annual Meeting of Stockholders of Dataware Technologies, Inc. will be held at the Boston Museum of Science, The D'Arbeloff Conference Suite, One Science Park, Cambridge, Massachusetts, at 10:00 a.m. on Thursday, May 21, 1998 for the following purposes:

  1. To elect two directors to hold office for a term of three years and until their successors are elected and have qualified.

  2. To vote on approval of an amendment to the Company's 1993 Equity Incentive Plan increasing the number of shares of Common Stock issuable thereunder.

  3. To vote on approval of an amendment to the Company's 1993 Employee Stock Purchase Plan increasing the number of shares of Common Stock issuable thereunder.

  4. To transact such other business as may be in furtherance of or incidental to the foregoing or as may otherwise properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on April 7, 1998 will be entitled to vote at the meeting or any adjournment thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting for ten days before the meeting during ordinary business hours at the offices of the Company.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE YOUR PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOUR PROXY WILL NOT BE USED.

                                          By order of the Board of Directors,

                                          STEPHEN H. BEACH, Secretary

Dated: April 21, 1998

                          DATAWARE TECHNOLOGIES, INC.

                ONE CANAL PARK, CAMBRIDGE, MASSACHUSETTS 02141
                           TELEPHONE (617) 621-0820

                               ----------------

                                PROXY STATEMENT

                               ----------------

  The enclosed proxy is solicited on behalf of the Board of Directors of Dataware Technologies, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on Thursday, May 21, 1998, and at any adjournments thereof. The approximate date on which this proxy statement and accompanying proxy are first being sent or given to security holders is April 21, 1998.

  The principal business expected to be transacted at the meeting, as more fully described below, will be the election of two directors, a vote on approval of an amendment to the Company's 1993 Equity Incentive Plan and a vote on approval of an amendment to the Company's 1993 Employee Stock Purchase Plan.

  The authority granted by an executed proxy may be revoked at any time before its exercise by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date or by voting in person at the meeting.

  The Company will bear the cost of the solicitation of proxies on behalf of the Board of Directors, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. In addition to the use of mails, proxies may be solicited by officers and employees of the Company in person or by telephone.

                     VOTING SECURITIES AND VOTES REQUIRED

  Only stockholders of record at the close of business on April 7, 1998 will be entitled to vote at the meeting. On that date, the Company had outstanding 9,353,916 shares of Common Stock, $0.01 par value (the "Common Stock"), each of which is entitled to one vote. A majority in interest of the outstanding Common Stock, represented at the meeting in person or by proxy, constitutes a quorum for the transaction of business. A plurality of the votes cast is required to elect the nominees for director, and affirmative votes of a majority of the shares present or represented and entitled to vote are required to approve the amendments to the 1993 Equity Incentive Plan and the 1993 Employee Stock Purchase Plan. Broker non-votes will not be counted in determining the shares entitled to vote on the amendments to the 1993 Equity Incentive Plan and the 1993 Employee Stock Purchase Plan nor treated as votes cast. (A "broker non-vote" occurs when a registered broker holding a customer's shares in the name of the broker has not received voting instructions on the matter from the customer, is barred by applicable rules from exercising discretionary voting authority in the matter, and so indicates on the proxy.) In voting on amending the 1993 Equity Incentive Plan and the 1993 Employee Stock Purchase Plan, abstentions will be counted as present and entitled to vote; accordingly, they will have the effect of votes against approval of such amendments. In electing directors, abstentions and votes withheld will not be treated as votes cast.

                             ELECTION OF DIRECTORS

  The number of directors is fixed at six for the coming year and is divided into three classes. At the meeting, two directors will be elected to hold office for three years and until their successors are elected and qualified. Kurt Mueller and Stephen H. Beach, who are presently serving as directors, have been nominated for re-election by the Board of Directors. Unless the enclosed proxy withholds authority to vote for one or both of the nominees or is a broker non-vote, the shares represented by such proxy will be voted for the election as directors of Messrs. Mueller and Beach. If either is unable to serve, which is not expected, the shares represented by the enclosed proxy will be voted for such other candidate as may be nominated by the Board of Directors.

  The following table contains certain information about the nominees for director and each other person whose term of office as a director will continue after the meeting.

                                                                                        PRESENT
                                                                                         TERM
 NAME AND AGE        BOARD MEMBERSHIP, BUSINESS EXPERIENCE, AND OTHER DIRECTORSHIPS     EXPIRES
 ------------        --------------------------------------------------------------     -------
 Kurt Mueller*         Mr. Mueller has served as Chief Executive Officer and             1998
  Age: 41              Chairman of the Board of Directors since the inception of
                       the Company in 1988. He was President of the Company until
                       1993 and again assumed that office in April 1997. He
                       previously founded and served as General Manager of Dataware
                       2000 GmbH from 1986 to 1988. From 1984 to 1986 he started up and was General Manager of Lotus Development GmbH and before that was a consultant with Bain & Company in the United
                       States and Europe.
 Stephen H. Beach*     Mr. Beach has been a director and Secretary of the Company        1998
  Age: 82              since its inception in 1988. He practices law in
                       Connecticut, specializing in, among other fields, computer, software and software licensing law. Mr. Beach served in
                       several capacities for Control Data Corporation from 1973 to
                       1985, most recently as Senior Vice President and Secretary.
                       Mr. Beach provided legal counsel to the Company during 1997.
 Jeffrey O. Nyweide    Mr. Nyweide served as President and Chief Operating Officer       1999
  Age: 42              of the Company from 1993 until April 1997, when he became
                       Vice Chairman of the Board and Senior Executive Vice
                       President of Business Development. He was Vice President of
                       Operations from the inception of the Company until 1989 and
                       Executive Vice President from 1989 to 1993. Mr. Nyweide has also been a member of the Board of Directors since the
                       inception of the Company in 1988. From 1987 to 1988, Mr.
                       Nyweide was President of Dataware, Inc., a CD-ROM
                       distribution company, and from 1978 to 1987 he served in
                       various sales, marketing and management positions with The
                       Service Bureau Company, a subsidiary of Control Data
                       Corporation.
 William R. Lonergan   Mr. Lonergan has been a director of the Company since 1988.       1999
  Age: 73              From 1983 to 1994, Mr. Lonergan was a partner of Oxford
                       Partners, the general partner of several venture capital
                       partnerships, and he continues as a consultant to Oxford
                       Partners. Mr. Lonergan is a director of Zitel Corporation.

                                                                                     PRESENT
                                                                                      TERM
 NAME AND AGE     BOARD MEMBERSHIP, BUSINESS EXPERIENCE, AND OTHER DIRECTORSHIPS     EXPIRES
 ------------     --------------------------------------------------------------     -------
 Julie M. Donahue   Ms. Donahue was elected to the Board of Directors in April        2000
  Age: 39           1997. During 1997, Ms. Donahue resigned from her former term as a director, which expired in 1999, and was reelected by the Board to fill a vacancy in the term expiring in 2000.
                    She has been a principal of The Chasm Group, a marketing
                    consultancy, since 1995. From 1993 to 1995 she was Chief
                    Executive Officer of BBN Hark Corporation and from 1991 to
                    1993 Chief Executive Officer of Voice Processing
                    Corporation.
 Jochen Tschunke    Mr. Tschunke, who became a director of the Company in 1995,       2000
  Age: 53           founded Computer 2000 AG, the Munich-based multinational
                    computer firm, which he managed from 1983 to 1993 and which he continues to serve as supervisory board chairman. Before founding Computer 2000 AG, Mr. Tschunke was General Manager of Central Europe for Rockwell International and, before
                    that, served in various management positions with Texas
                    Instruments. Mr. Tschunke is a member or chairman of the
                    board of directors of a number of companies, including
                    Computer-Elektronik Dresden GmbH, MagnaMedia Verlag AG, SPEA
                    Software AG, Adolf Wurth GmbH & Co. KG, and FC Bayern
                    Munchen.

--------
* Nominee for election as director

COMMITTEES OF THE BOARD

  The Audit Committee, which currently consists of Messrs. Beach and Lonergan, is responsible for providing the Board of Directors with an independent review of the financial health of the Company and its financial controls and reporting. Its primary functions are to recommend independent auditors to the Board of Directors, review the results of the annual audit and the auditors' reports, and ensure the adequacy of the Company's financial controls and procedures. The members of the Audit Committee until April 1997 were Mr. Lonergan and David Dominik. The Audit Committee held four meetings in 1997. The Compensation Committee, which currently consists of Ms. Donahue and Mr. Lonergan, acts for the Board of Directors with respect to the Company's compensation practices and their implementation. It sets and implements the compensation of the Company's officers and administers the 1993 Equity Incentive Plan and the 1993 Employee Stock Purchase Plan. The members of the Compensation Committee until April 1997 were Mr. Lonergan and Mr. Dominik. The Compensation Committee held five meetings in 1997. The entire Board of Directors functions as a nominating committee, considering nominations submitted to the Chairman of the Board. The Board of Directors held nine meetings during 1997.

DIRECTOR COMPENSATION

  Under the 1993 Director Stock Option Plan (the "Director Plan"), each director who is not an employee of the Company and who is in office following the Annual Meeting of Stockholders receives an annual retainer in the form of nonstatutory options to purchase 6,000 shares of Common Stock, and any director who is newly elected between Annual Meetings automatically receives options for 1,500 shares for each calendar quarter beginning after such election and before the next Annual Meeting. In each case, the options become exercisable in increments of 1,500 shares at the beginning of each calendar quarter following the grant date, so long as the director remains in office, and expire ten years from the grant date. The exercise price of each option is the fair market value of the Common Stock on the grant date. Pursuant to stockholder approval at the 1997 Annual Meeting, the exercise price of each option outstanding on December 9, 1996 was amended to be the fair market value of the Common Stock on that date. Non-employee directors also receive $750 for each meeting of the Board of Directors that they attend and are reimbursed for expenses incurred in attending meetings. Officers of the Company who are directors do not receive additional compensation for their service as directors.

               PROPOSAL TO AMEND THE 1993 EQUITY INCENTIVE PLAN

  The 1993 Equity Incentive Plan (the "Equity Plan") enables the Company to offer competitive compensation so as to attract and retain top quality personnel, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company. Stock options granted under the Equity Plan are a significant element of compensation for the Company, as they are in the software industry generally.

  Options also benefit the Company in a number of other ways. For example, they conserve cash and reduce fixed costs; they result in no charge to reported earnings, either upon grant or exercise; they produce no dilution to earnings per share without an increase in the stock price that benefits stockholders generally; the exercise of options increases the Company's capital; and the Company is entitled to a tax deduction upon the exercise of nonstatutory options or the disqualifying disposition of incentive stock options. Competition for the best personnel in the software industry is intense. The Board of Directors believes that it is essential for the Company's future strength to continue to offer competitive equity compensation to employees as the Company has since inception.

PRINCIPAL TERMS OF THE EQUITY PLAN

  The Equity Plan permits the grant of incentive and nonstatutory stock options, stock appreciation rights, performance shares, restricted stock and stock units ("Awards") to employees, directors and consultants of the Company. No stock appreciation rights or other rights to acquire stock other than stock options have been granted to date. The Equity Plan is administered by the Compensation Committee of the Board of Directors, which determines the persons to whom, and the times at which, Awards are granted, the type of Award to be granted and all other related terms, conditions and provisions of each Award. The Compensation Committee may delegate to one or more officers the power to make awards to employees who are not executive officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934. The Equity Plan may be amended or terminated at any time by the Board of Directors, subject to any necessary approval by the stockholders. In particular, any Plan amendment that would increase the number of shares issuable to senior officers and directors or upon exercise of incentive stock options ("ISOs") would require stockholder approval.

  Although the Compensation Committee has discretion in granting Awards, the exercise price of any ISO may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant (and all nonstatutory options granted to date also have been at fair market value). The closing price of the Company's Common Stock as reported by the Nasdaq National Market on April 7, 1998 was $3.75. No ISO granted under the Equity Plan is transferable by the optionee other than by will or the laws of descent and distribution. Other Awards are transferable to the extent provided by the Compensation Committee. The term of any ISO granted under the Equity Plan may not exceed ten years, and no ISO may be granted under the Equity

Plan more than ten years from the Plan's adoption. Options are generally granted subject to forfeiture restrictions that lapse over time during the optionee's employment. Vested options are generally cancelled if not exercised within a specified time after termination of the optionee's employment. The aggregate number of shares issuable under the Equity Plan is subject to appropriate adjustment in the event of a stock split or other recapitalization. Shares also may be issued under the Equity Plan through the assumption or substitution of outstanding grants from an acquired company without reducing the total number of shares available under the Equity Plan.

PROPOSED AMENDMENT TO INCREASE IN THE NUMBER OF SHARES ISSUABLE UNDER THE EQUITY PLAN

  As of April 7, 1998, options to purchase an aggregate of 1,643,869 shares were outstanding under the Equity Plan, and there remain 645,659 shares available for award. The Board of Directors believes strongly that, in its highly competitive environment, the Company needs to provide meaningful stock option grants to retain and motivate key employees. In order to ensure that sufficient shares are available for option grants over the next few years, the Board has voted, subject to stockholder approval, to increase the number of shares issuable under the Equity Plan by 500,000 shares.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO STOCK OPTIONS

  Incentive Stock Options. An optionee does not realize taxable income upon the grant or exercise of an ISO under the Equity Plan. If the optionee does not dispose of shares issued upon exercise of an ISO within two years from the date of grant or within one year from the date of exercise, then, upon the sale of such shares, any amount realized in excess of the exercise price is taxed to the optionee as mid-term or long-term capital gain, and any loss sustained will be a mid-term or long-term capital loss. No deduction would be allowed to the Company for Federal income tax purposes. The exercise of ISOs gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the optionee. If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), the optionee would realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price thereof, and the Company would be entitled to deduct such amount. Any further gain realized would be taxed as a short-term, mid-term or long-term capital gain and would not result in any deduction to the Company. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

  Nonstatutory Stock Options. No income is realized by the optionee upon the grant of a nonstatutory option. Upon exercise, the optionee realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company is entitled to a tax deduction for the same amount. Upon disposition of the shares, appreciation or depreciation after the date of exercise is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction for the Company.

RECOMMENDATION OF THE BOARD

  The Board of Directors considers the Company's ongoing program of granting stock options broadly across the employee base to be very important to the Company's ability to compete for top talent and a significant incentive to promote the Company's success and, therefore, in the best interests of the Company's stockholders. Accordingly, the Board recommends a vote FOR the increase in the total number of shares issuable under the Equity Plan. The enclosed proxy will be so voted unless a contrary specification is made or it is a broker non-vote.

            PROPOSAL TO AMEND THE 1993 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

  The Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and the stockholders in May 1993. The Purchase Plan provides full-time employees of the Company the opportunity to purchase shares of Common Stock by automatic payroll deduction. Like the Equity Plan, the Purchase Plan helps the Company attract and retain top quality personnel, motivates them to acquire an equity stake in the Company and provides an incentive for them to achieve long-range performance goals.

PRINCIPAL TERMS OF THE PURCHASE PLAN

  The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code. Rights to purchase shares of Common Stock under the plan are granted at the discretion of the Company's Board of Directors, which, through the Compensation Committee, determines the frequency and duration of individual offerings under the plan and the date(s) when stock may be purchased. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment for any reason. The purchase price per share of Common Stock in an offering is 85% of the lower of its fair market value on the first day of an offering period or the applicable exercise date and may be paid through regular payroll deductions, lump sum cash payments or a combination of both, as determined by the Board of Directors. The Purchase Plan may be amended or terminated at any time by the Board of Directors, subject to any necessary approval by stockholders. In particular, any Purchase Plan amendment that would increase the number of shares offered under the Plan would require stockholder approval. The Purchase Plan terminates on May 19, 2003.

  No employee may subscribe for shares under the Purchase Plan if, immediately after having subscribed, the employee would own 5% or more of the voting power or of the value of all classes of stock of the Company (including stock that may be purchased through subscriptions under the Purchase Plan or any other plans), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the Common Stock at the time the offering begins) through the Plan in any calendar year. The Purchase Plan provides that no employee may allocate more than 15%, or such lesser percentage as the Board of Directors may fix, of the employee's annual rate of compensation to the purchase of stock through the Purchase Plan.

PROPOSED AMENDMENT TO THE 1993 EMPLOYEE STOCK PURCHASE PLAN

  A total of 250,000 shares of Common Stock were originally reserved for issuance under the Purchase Plan, subject to adjustment for stock splits and similar capital changes, all of which have been issued. As of March 31, 1998, 180 employees were eligible to participate in the Purchase Plan. The Board of Directors believes strongly that the Company needs to provide meaningful incentives to retain and motivate employees. The Board of Directors has voted to increase the aggregate number of shares of Common Stock issuable under the Purchase Plan by 600,000, subject to adjustment for stock splits and similar capital changes, to ensure that a sufficient number of shares are available to be issued in the future to eligible employees. Based on recent experience, the Board of Directors anticipates that the increase in the number of shares available under the Purchase Plan will be sufficient to cover all share issuances under the Purchase Plan through the year 2000. The Company is seeking stockholder approval of the increase as required under the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO EMPLOYEE STOCK PURCHASE PLAN

  Participants do not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. If a participant does not dispose of shares purchased under the Purchase Plan within two years from the offering commencement date or within one year from the purchase date, then (a) upon sale of such shares, 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the amount realized on sale of such shares in excess of the purchase price) is taxed to the participant as ordinary income, with any additional gain taxed as a mid-term or long-term capital gain, and any loss sustained is treated as a mid-term or long-term capital loss, and (b) no deduction is allowed to the Company for Federal income tax purposes.

  If the participant dies at any time while owning shares purchased under the Purchase Plan, then (a) 15% of the fair market value of the stock at the commencement of the offering period (or, if less, the fair market value of such shares on the date of death, in excess of the purchase price) is taxed to the participant as ordinary income in the year of death and (b) no deduction is allowed to the Company for Federal income tax purposes.

  If a participant disposes of shares of Common Stock purchased under the Purchase Plan before the expiration of the two-year and one-year holding periods described above, then (a) the participant realizes ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares on the date of purchase over the purchase price thereof, and (b) the Company is entitled to deduct such amount. Any further gain or loss is treated as a short-term, mid-term or long-term capital gain or loss and will not result in any deduction by the Company.

RECOMMENDATION OF THE BOARD

  The Board of Directors considers the Company's ongoing program of allowing employees to purchase stock under the Purchase Plan to be very important to the Company's ability to compete for top talent and a significant incentive to promote the Company's success and, therefore, in the best interests of the Company's stockholders. Accordingly, the Board recommends a vote FOR the increase in the total number of shares issuable under the Purchase Plan. The enclosed proxy will be so voted unless a contrary specification is made or it is a broker non-vote.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table provides summary information on the cash compensation and certain other compensation paid, awarded, or accrued by the Company and its subsidiaries to or for the Chief Executive Officer of the Company and each of the other four most highly compensated executive officers for 1997, as measured by their cash compensation and bonus.

                                                                             LONG-TERM
                                                                            COMPENSATION
                                              ANNUAL COMPENSATION              AWARDS
                                     ------------------------------------- --------------
                                                              OTHER          SECURITIES
                                                              ANNUAL         UNDERLYING
NAME AND PRINCIPAL POSITION  YEAR    SALARY($) BONUS($) COMPENSATION($)(1) OPTIONS (#)(2)
---------------------------  ----    --------- -------- ------------------ --------------
Kurt Mueller.............    1997    $146,935  $38,578       $11,035          149,800
 Chairman of the Board,
  President                  1996     140,270      --         11,351          160,892
 and Chief Executive
  Officer                    1995     135,200   27,625        11,657           70,000
Jeffrey O. Nyweide.......    1997     135,633   37,035        11,489          136,649
 Vice Chairman; Senior
  Executive                  1996     129,480      --         12,435          146,837
 Vice President, Business
  Development                1995     124,800   26,563        11,670           63,333
Charles Rabie............    1997     116,688   40,000         7,800           73,704
 Vice President, Software
  Products                   1996     112,200      --          7,800           80,227
                             1995(3)   73,184    5,666           --               --
Howard York..............    1997      88,400   40,000         7,800           21,120
 Vice President, Software
  Solutions                  1996      85,000      --          7,800           21,800
                             1995      69,000    5,670           --             2,000
James Tuck...............    1997(4)   99,612   24,654        14,792           25,000
 Vice President, Eurasian
  Operations                 1996(4)   64,634   11,753         9,324              --

--------
(1) Includes (i) automobile allowances with a value of (a) $7,800 in each year for Messrs. Mueller, Nyweide, Rabie and York, and (b) $14,762 and $9,324 for Mr. Tuck in 1997 and 1996, respectively, and (ii) reimbursement of $3,235, $3,551 and $3,857 for Mr. Mueller and $3,689, $4,635 and $3,870
    for Mr. Nyweide of expenses for preparation of tax returns in 1997, 1996 and 1995 respectively.
(2) The majority of these options were not newly granted during 1997, but were granted in prior years and reissued during 1997, as described below in "Stock Option Grants in Last Fiscal Year."
(3) Dollar amounts reflect the conversion of Canadian dollars to U.S. dollars at an average conversion rate of .7302 U.S. dollars to one Canadian dollar.
(4) Dollar amounts reflect the conversion of pounds Sterling to U.S. dollars at an average conversion rate of 1.567 and 1.6436 U.S. dollars to one pound for 1996 and 1997, respectively.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on stock options issued during 1997 to the executive officers named in the Summary Compensation Table. The only options newly granted are shown in the last line for each officer, except for Mr. Tuck. The other lines show options that were granted in prior years reissued with an adjusted exercise price during 1997, as described under "Compensation Committee Report on Executive Compensation--Option Repricing" below.

                                                                            POTENTIAL REALIZED VALUE AT
                         NUMBER OF                                            ASSUMED ANNUAL RATES OF
                         SECURITIES                                           STOCK PRICE APPRECIATION
                         UNDERLYING % OF TOTAL OPTIONS EXERCISE                FOR OPTION TERM($)(1)
                          OPTIONS       GRANTED TO       PRICE   EXPIRATION ----------------------------
NAME                     GRANTED(#) EMPLOYEES IN 1997  ($/SHARE)    DATE         5%            10%
----                     ---------- ------------------ --------- ---------- ------------- --------------
Kurt Mueller............   5,889(2)        0.46          3.125     1/13/03          5,466         12,182
                          24,299(2)        1.88          3.125     9/15/03         25,825         58,588
                           7,362(2)        0.57          3.125    10/20/05          7,962         18,108
                          12,914(2)        1.00          3.125     2/25/04         14,894         34,189
                          16,200(3)        1.25          3.125     2/17/05         22,072         52,025
                          14,725(4)        1.14          3.125    10/20/05         15,926         36,218
                          18,411(5)        1.42          3.125    10/20/05         19,912         45,284
                          50,000(6)        3.87          2.938    12/12/07         93,385        234,121
Jeffrey O. Nyweide......  22,273(2)        1.72          3.125     9/15/03         23,672         53,703
                           3,816(2)        0.30          3.125     2/25/04          4,401         10,103
                          14,849(7)        1.15          3.125     2/17/05         20,231         47,686
                          14,725(4)        1.14          3.125    10/20/05         15,926         36,218
                          21,625(2)        1.65          3.125     5/23/06         35,649         87,027
                          14,361(8)        1.11          3.125    10/20/05         15,532         35,323
                          45,000(6)        3.48          2.938    12/12/07         83,146        210,729
Charles Rabie...........  49,704(2)        3.85          3.125    12/31/03         55,808        127,598
                           9,000(9)        0.70          3.125     2/17/06         14,282         34,606
                          15,000(6)        1.16          2.938    12/12/07         27,716         70,236
James Tuck..............   5,000(6)        0.39          3.250     7/15/07         10,220         25,898
                          10,000(6)        0.77          4.500    10/14/07         28,300         71,718
                          15,000(6)        1.16          2.938    12/12/07         27,715         70,236
Howard York.............   4,500(9)        0.35          3.125     7/15/06          7,571         18,556
                          1,620(10)        0.13          3.125     7/17/05          2,357          5,618
                          15,000(6)        1.16          2.938    12/12/07         27,715         70,236

--------
 (1) Represents hypothetical gains that could be achieved for each option if exercised at the end of the full ten-year option term, based on assumed rates of stock price appreciation over the exercise price of 5% and 10% compounded annually from the date the respective option was granted, and does not forecast possible future appreciation in the Company's Common Stock. The actual gain, if any, on the exercise of a stock option will depend on the future performance of the Common Stock and the date of exercise. No gain to the optionees is possible without an increase in the price of the Common Stock, which would, of course, benefit all stockholders proportionately.
 (2) Exercisable as to all such shares on 9/17/97.+
 (3) Exercisable in increments of 10,800 shares on 9/17/97 and 5,400 on 2/31/97.

 (4) Exercisable in increments of 50% of such shares on each of 12/31/97 and 12/31/98.+
 (5) Exercisable in increments of 10,125 shares on 5/23/96 and 2,762 shares on each of 12/31/96, 12/31/97 and 12/31/98.+
 (6) Exercisable in annual increments of 25% of such shares beginning
     12/31/97.+
 (7) Exercisable in increments of 9,899 shares on 9/17/97 and 4,950 shares on 12/31/97.+
 (8) Exercisable in increments of 9,113 shares on 9/17/97, 1,749 shares on each of 12/31/96 and 12/31/97 and 1,750 shares on 12/31/98.
 (9) Exercisable in increments of 25% of such shares on each of 9/17/97, 12/31/97, 12/31/98 and 12/31/99.
(10) Exercisable in increments of 810 shares on 9/17/97 and 405 shares on each of 12/31/97 and 12/31/98.
  + Any unvested options granted to Messrs. Mueller and Nyweide would become exercisable in full upon a change in control of the Company.

YEAR-END STOCK OPTION VALUES

  The following table sets forth the total number of unexercised stock options held at the end of 1997 by the executive officers named in the Summary Compensation Table. None of such officers exercised options in 1997.

                               NUMBER OF SECURITIES
                              UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                                 OPTIONS AT YEAR-        IN-THE-MONEY OPTIONS
                                    END 1997(#)         AT YEAR-END 1997($)(1)
                             ------------------------- -------------------------
      NAME                   EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
      ----                   ----------- ------------- ----------- -------------
   Kurt Mueller.............   170,475      72,625       $63,727          0
   Jeffrey O. Nyweide.......   150,989      65,363        49,737          0
   Charles Rabie............    61,704      12,000             0          0
   James Tuck...............     7,500      22,500             0          0
   Howard York..............    14,715      21,405             0          0

--------
(1) Based on the difference between the respective option exercise prices and the closing market price of the Common Stock on December 31, 1997.

EXECUTIVE EMPLOYMENT AND SEVERANCE AGREEMENTS

  The Company has entered into employment agreements with Messrs. Mueller and Nyweide. These agreements have no stated term and may be terminated by the Company at any time. Upon termination without cause, each such officer would be entitled to continue to receive his base salary, as provided in such agreement, for a period based on the length of his service, but not more than twelve months. In addition, any unvested stock options held by Messrs. Mueller and Nyweide would become exercisable in full upon a change in control of the Company, as defined in the Equity Plan.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Overall Policy. The Company's executive compensation program is designed to be linked closely to corporate performance and returns to stockholders. To this end, the Company has developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company's success in meeting specified performance goals. In addition, through the use of stock options, the company ensures that a part of the executives' compensation is closely tied to appreciation in the Company's stock price. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through equity based plans and, finally, to provide a compensation package that recognizes individual contributions as well as overall business results.

  The Compensation Committee determines the compensation of the senior corporate executives, including the individuals named in the Summary Compensation Table. The Compensation Committee takes into account the views of Mr. Mueller, the Company's chief executive officer, in reviewing the individual performance of the executives (other than Mr. Mueller) whose compensation is detailed in this proxy statement.

  The key elements of the Company's executive compensation consist of base salary, annual bonus and stock options. The Compensation Committee's policies with respect to each of these elements, including the bases for the compensation awarded to Mr. Mueller, are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual, including insurance and other employee benefits, as well as the programs described below.

  Base Salaries. Base salaries for new executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual. In making determinations regarding base salaries, the Compensation Committee considers generally available information regarding salaries prevailing in the industry, but does not utilize any particular indices or peer groups.

  Annual salary adjustments are determined by evaluating the performance of the Company and of each executive officer, and also taking into account new responsibilities. Corporate financial performance that is taken into account includes annual revenues and net income. Contribution to net income is assigned greater importance than revenues. The Compensation Committee, where appropriate, also considers non-financial performance measures. These non-financial performance measures may include such factors as increase in market share, efficiency gains, quality improvements, and improvements in relations with customers, suppliers and employees. No particular weight is given to any of these non-financial factors.

  Based on these factors, the Compensation Committee increased the salaries of all the executive officers by 4-5% over the 1996 scale. Considering the Company's 1996 performance, the Committee did not approve any additional increase for Mr. Mueller in 1997.

  Annual Bonus. The Company's executive officers are eligible for an annual cash bonus, which is based on achievement of Company performance objectives that are established at the beginning of each year. The Company's performance measure for bonus payments for 1997 was based on annual revenues and operating income, weighted equally. In some cases, a business unit multiplier is applied, based on the achievement of a particular business unit's performance objectives, relative to pre-established operating targets. The Compensation Committee establishes a total potential bonus pool each year and allocates a portion to each executive. The pool may be increased based on preset multipliers if the company exceeds its performance targets. Based on the Company's 1996 performance (for which no bonuses were paid), the Committee did not increase the portion of the pool allocable to Mr. Mueller over the portion allocated to him in 1996. The Company did not achieve its income target for 1997 and achieved only a portion of its revenue goal for the year. Accordingly, the executive officers -- including Mr. Mueller -- were paid a corresponding portion of their potential bonus targets, in the amounts shown in the Summary Compensation Table.

  Stock Options. Under the Company's Equity Plan which was approved by stockholders, stock options are granted to the Company's executive officers. Stock options are granted with an exercise price equal to the fair market value of the Common Stock on the date of grant and vest over various periods of time, normally four years. Stock option grants are designed to incentivize the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. In determining the amount of such grants, the Compensation Committee evaluates the job level of the executive, responsibilities to be assumed in the upcoming year, and responsibilities in prior years, and also takes into account the size of the officer's awards in the past. Based on these factors and on the level of his existing stock ownership in 1997, Mr. Mueller received options to purchase 50,000 shares.

  Option Repricing. The Company's Equity Plan provides a means for the Company to offer competitive non-cash compensation to attract and retain top quality personnel and to provide an incentive for them to achieve long-range performance goals. Stock options granted under the Equity Plan are a very important element of compensation for the Company, as they are in the software industry generally; much more so than ever before. The Company is continually working to hire and retain software developers and other top talent, who frequently are presented with attractive opportunities with better financed competitors. However, the value of stock options as an incentive to stay with the Company, let alone as compensation, depends entirely on the performance of the Company's stock. During most of the last three years, the Company's Common Stock traded at levels below the exercise price of the options previously granted to employees under the Equity Plan. As a result, the incentive value largely disappeared from a significant portion of each employee's compensation package.

  In order to alleviate this situation and to regenerate the original incentives, the Compensation Committee and the Board of Directors determined in May 1996 that it would be appropriate to amend the exercise prices of the outstanding "underwater" options to conform them to the current market. Accordingly, the Board and the Committee approved a "repricing," under which outstanding underwater options could be exchanged for options with exercise prices at the then current market price, but representing only 90% of the number of shares issuable on exercise of the option being surrendered. Vesting provisions were unchanged. Most eligible employees exchanged their underwater options in this manner.

  Unfortunately, due to many factors, the Company's stock price continued to decline. By September of 1997, it was substantially below the May 1996 level and the incentive element of the outstanding options had again largely disappeared. At that time, the Board again considered repricing. It carefully reviewed the situation in light of the stockholders' interests, and considered many factors. The Board recognized that stockholders who invested at higher prices did not have the opportunity to reprice their shares. However, the Board also carefully considered the realities of the marketplace for qualified personnel in the software industry, including that the Company's competitors and other firms requiring similar talents routinely provide attractive equity compensation. Because of the clear need to retain the Company's talented employee pool in order to enable the Company to carry out its business plan, the Board determined that it would be in the stockholders' best interest to reset option prices again. The 1997 repricing was on the same terms as the 1996 action. The exchanges made by the executive officers named in the Summary Compensation Table are shown in the following table. In each case, the "Number of Securities Underlying Options Repriced" is 90% of the number of options held by the officer before the Committee's action, and 10% of his options were cancelled. The table also shows the details of the repricing that occurred in May 1996.

                          TEN-YEAR OPTION REPRICINGS

                                 NUMBER OF                                              LENGTH OF
                                 SECURITIES                                          ORIGINAL OPTION
                                 UNDERLYING MARKET PRICE OF  EXERCISE PRICE   NEW    TERM REMAINING
                                  OPTIONS   STOCK AT TIME OF   AT TIME OF   EXERCISE   AT DATE OF
NAME                      DATE    REPRICED     REPRICING       REPRICING     PRICE      REPRICING
----                     ------- ---------- ---------------- -------------- -------- ---------------
Kurt Mueller............ 9/17/97   30,188       $ 3.125         $ 6.969     $ 3.125       6 yrs
 Chairman, President and    "      12,914          "               "           "          7 yrs
 Chief Executive Officer    "      56,698          "               "           "          8 yrs
                         5/23/96   26,999         6.969          19.75        6.969       7 yrs
                            "      20,893          "             10.375        "          7 yrs
                            "      18,000          "             11.75         "          8 yrs
                            "      45,000          "             11.00         "          9 yrs
Jeffrey O. Nyweide...... 9/17/97   22,273         3.125           6.969       3.125       6 yrs
 Vice Chairman and
  Senior                    "       3,816          "               "           "          7 yrs
 Executive Vice
  President,                "      43,935          "               "           "          8 yrs
 Business Development       "      21,625          "               "           "          9 yrs
                         5/23/96   24,749         6.969          19.75        6.969       7 yrs
                            "      20,089          "             10.375        "          7 yrs
                            "      16,499          "             11.75         "          8 yrs
                            "      40,500          "             11.00         "          9 yrs
Charles Rabie........... 9/17/97    9,000         3.125           7.25        3.125       9 yrs
 Vice President,            "      49,704          "              6.969        "          6 yrs
 Software Products       5/23/96   55,227         6.969           8.25        6.969       7 yrs
Howard York............. 9/17/97    4,500         3.125           5.438       3.125       9 yrs
 Vice President,            "       1,620          "              6.969        "          8 yrs
 Software Solutions      5/23/96    1,800         6.969          14.50        6.969       9 yrs

  Conclusion. Through the programs described above, a very significant portion of the Company's executive compensation is linked directly to individual and corporate performance and stock appreciation. In 1997, as in previous years, a substantial portion of the Company's targeted executive compensation consisted of performance-based variable elements. The Compensation Committee intends to continue the policy of linking executives' compensation to Company performance and returns to stockholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

                                          By the Compensation Committee,

                                          William R. Lonergan, Chairman
                                          Julie M. Donahue

STOCK PERFORMANCE GRAPH

  The following graph shows the cumulative total stockholder return on the Company's Common Stock over the period beginning July 20, 1993, when the Company's Common Stock began trading publicly, and ending December 31, 1997, as compared with that of the Nasdaq Market Index and an Industry Index, based on an initial investment of $100 in each. Total stockholder return is measured by dividing share price change plus dividends, if any, for each period by the share price at the beginning of the respective period, and assumes reinvestment of dividends. The Industry Index consists of 308 publicly traded computer software companies reporting under the same Standard Industrial Classification Code (SIC 7372) as the Company.


                             [GRAPH APPEARS HERE]


----------------------------------------------------------------------------------------------------
                                 7/20/93    12/31/93    12/30/94    12/29/95    12/31/96    12/31/97
----------------------------------------------------------------------------------------------------
Dataware Technologies, Inc.      $100.00    $ 65.38      $ 88.46     $ 63.46     $ 23.08     $ 20.23

Industry Index                   $100.00    $110.73      $145.04     $218.07     $289.84     $368.93

Nasdaq Market Index              $100.00    $105.26      $110.52     $143.35     $178.13     $217.90
----------------------------------------------------------------------------------------------------

                                SHARE OWNERSHIP

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 2, 1998 by (i) persons known by the Company to be beneficial owners of more than 5% of its Common Stock, (ii) the executive officers named in the Summary Compensation Table, (iii) the directors and nominees for election as directors of the Company, and (iv) all current executive officers and directors of the Company as a group:

                                                     SHARES OF COMMON STOCK
                                                     BENEFICIALLY OWNED(1)
                                                 ------------------------------
BENEFICIAL OWNER                                    SHARES     PERCENT OF CLASS
----------------                                 ------------- ----------------
Brookside Capital Partners Fund, L.P.(2) ......        865,000       9.30%
 Two Copley Place
 Boston, MA 02116
Kurt Mueller...................................     550,347(3)       5.81%
 One Canal Park
 Cambridge, MA 02141
Jeffrey O. Nyweide.............................     466,322(4)       4.94%
Charles Rabie..................................      67,154(5)          *
Stephen H. Beach...............................      44,380(6)          *
William R. Lonergan............................      20,561(7)          *
James Tuck.....................................      16,840(8)          *
Jochen Tschunke................................      16,000(9)          *
Howard York....................................     15,705(10)          *
Julie M. Donahue...............................     13,500(11)          *
Frederick Gluck................................      5,625(12)          *
All current executive officers and directors as
 a group (10 persons) .........................  1,216,134(13)      12.42%

--------
*  Indicates less than 1%
 (1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table.
 (2) Brookside Capital Partners Fund, L.P. acts by and through its general partner, Brookside Capital Investors, L.P., which acts by and through its general partner, Brookside Capital Investors, Inc., which is controlled by W. Mitt Romney.
 (3) Includes 117,408 shares owned by Mr. Mueller's wife, as to which Mr. Mueller disclaims beneficial ownership, and options to purchase 170,475 shares that are exercisable as of March 2, 1998 or within 60 days thereafter. Also includes 48,412 shares that Mr. Mueller and his wife have agreed to sell to the Company upon the exercise of options granted to certain employees of the Company.
 (4) Includes options to purchase 150,989 shares that are exercisable as of March 2, 1998 or within 60 days thereafter. Also includes 29,340 shares that Mr. Nyweide has agreed to sell to the Company upon the exercise of options granted to certain employees of the Company.
 (5) Includes options to purchase 65,454 shares that are exercisable as of March 2, 1998 or within 60 days thereafter.
 (6) Includes options to purchase 31,664 shares that are exercisable as of March 2, 1998 or within 60 days thereafter.
 (7) Includes options to purchase 20,000 shares that are exercisable as of March 2, 1998 or within 60 days thereafter.

 (8) Includes options to purchase 7,500 shares that are exercisable as of March 2, 1998 or within 60 days thereafter.
 (9) Consists of options to purchase 16,000 shares that are exercisable as of March 2, 1998 or within 60 days thereafter.
(10) Includes options to purchase 14,715 shares that are exercisable as of March 2, 1998 or within 60 days thereafter.
(11) Consists of options to purchase 13,500 shares that are exercisable as of March 2, 1998 or within 60 days thereafter.
(12) Consists of options to purchase 5,625 shares that are exercisable as of March 2, 1998 or within 60 days thereafter.
(13) Includes 117,408 shares owned by members of the immediate family of one officer, who disclaims beneficial ownership thereof, and options to purchase a total of 495,922 shares that are exercisable as of March 2, 1998 or within 60 days thereafter.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  The Company's principal officers, directors, and 10% stockholders are required by Section 16(a) of the Securities Exchange Act of 1934 to file reports of ownership of, and transactions in, the Company's equity securities with the Securities and Exchange Commission. Due to an oversight by counsel, reports covering holdings required to be filed on an Initial Statement of Beneficial Ownership in 1997 by James Tuck, Howard York and Frederick Gluck were filed after the time such filings were required.

                        INFORMATION CONCERNING AUDITORS

  The firm of Coopers & Lybrand L.L.P., independent accountants, has audited the Company's accounts for a number of years and will do so for 1998. Representatives of Coopers & Lybrand L.L.P. are expected to attend the Annual Meeting, to be available to respond to appropriate questions, and to have the opportunity to make a statement if they so desire.

                             STOCKHOLDER PROPOSALS

  The Company's Bylaws require a stockholder who wishes to bring business before or propose director nominations at an annual meeting to give written notice to the Secretary of the Company not less than 45 days nor more than 60 days before the meeting, unless less than 60 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 15 days after such notice or disclosure is given. The notice must contain specified information about the proposed business or nominee and the stockholder making the proposal or nomination. If any stockholder intends to present a proposal at the 1999 Annual Meeting of stockholders and desires that it be considered for inclusion in the Company's proxy statement and form of proxy, it must be received by the Company at One Canal Park, Cambridge, Massachusetts 02141; Attention: Kurt Mueller, President and Chief Executive Officer, no later than December 22, 1998.

                                 OTHER MATTERS

  The Board of Directors does not know of any business to come before the meeting other than the matters described in the notice. If other business is properly presented for consideration at the meeting, the enclosed proxy authorizes the persons named therein to vote the shares in their discretion.

  A COPY OF THE COMPANY'S FORM 10-K FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WAS INCLUDED IN THE COMPANY'S ANNUAL REPORT, WHICH HAS BEEN MAILED TO STOCKHOLDERS. ANY HOLDER OR BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MAY OBTAIN ADDITIONAL COPIES OF THE FORM 10-K UPON WRITTEN REQUEST ADDRESSED TO SUSAN WEINER, CONTROLLER, DATAWARE TECHNOLOGIES, INC., ONE CANAL PARK, CAMBRIDGE, MASSACHUSETTS 02141.

                          DATAWARE TECHNOLOGIES, INC.

                  ANNUAL MEETING OF STOCKHOLDERS MAY 21, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned, revoking all prior proxies, hereby appoints Kurt Mueller and Jeffrey O. Nyweide, and each of them, with full power of substitution to each, proxies to represent the undersigned at the Annual Meeting of Stockholders of Dataware Technologies, Inc. to be held at the Boston Museum of Science, The D'Arbeloff Conference Suite, One Science Park, Cambridge, Massachusetts at 10:00 A.M. on May 21, 1998, and at any adjournment thereof, and to vote as designated on the reverse all shares of stock of Dataware Technologies, Inc. that the undersigned would be entitled to vote at said meeting. A majority of said proxies present and acting at the meeting (or, if only one shall be present and acting, then that one) may exercise all the powers granted hereby.
SAID PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

[X] PLEASE MARK YOUR
    VOTE AS IN THIS
    EXAMPLE


1. ELECTION      FOR       WITHHELD       Nominee:  Kurt Mueller
   OF            [_]         [_]                    Stephen H. Beach
   DIRECTORS

[_]
   ---------------------------------------
   For all nominees, except as noted above


2. APPROVAL OF AMENDMENT OF THE               FOR      AGAINST     ABSTAIN
   COMPANY'S 1993 EQUITY INCENTIVE            [_]        [_]         [_]
   PLAN increasing the number of
   shares of Common Stock issuable
   thereunder.

3. APPROVAL OF AMENDMENT OF THE
   COMPANY'S 1993 EMPLOYEE STOCK              [_]        [_]         [_]
   PURCHASE PLAN increasing the
   number of shares of Common
   Stock issuable thereunder.

Each stockholder should specify by a mark in the appropriate box how he wishes his shares voted.

IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE ELECTION OF THE
                                                  ---
NOMINEES FOR DIRECTORS AND FOR APPROVAL OF THE PLAN AMENDMENTS.
         ---

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [_]


Signature                        Date
         ------------------------    -----------------

Signature                        Date
         ------------------------    -----------------


NOTE: Please sign, date, and return by May 21, 1998. If signing as attorney or for an estate, trust or corporation, title or capacity should be stated.

                          DATAWARE TECHNOLOGIES, INC.

                          1993 EQUITY INCENTIVE PLAN


Section 1.  Purpose
            -------

     The purpose of the Dataware Technologies, Inc. 1993 Equity Incentive Plan (the "Plan") is to attract and retain key employees and directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

     The Plan constitutes an amendment and restatement of the Dataware Technologies, Inc. 1988 Stock Option Plan (the "1988 Plan"), which is hereby merged with and into the Plan, and the separate existence of the 1988 Plan shall terminate on the Effective Date. The rights and privileges of holders of outstanding options or rights under the 1988 Plan shall not be adversely affected by the foregoing action.

Section 2.  Definitions
            -----------

     "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

     "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded under the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

     "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision, as applicable to the Company at the time ("Rule 16b-3").

     "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

     "Company" means Dataware Technologies, Inc.

     "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

     "Effective Date" means May 19, 1993.

     "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is not intended to be an Incentive Stock Option.

     "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

     "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

     "Participant" means a person selected by the Committee to receive an Award under the Plan.

     "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

     "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

     "Restricted Period" means the period of time during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

     "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

     "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

     "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant under Section 10.

Section 3.  Administration
            --------------

     The Plan shall be administered by the Committee, provided that the Board may in any instance perform any of the functions of the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4.  Eligibility
            -----------

     All employees and, in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

Section 5.  Stock Available for Awards
            --------------------------

     (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 3,500,000 shares of Common Stock (after giving effect to the 3:1 reverse stock split approved by the Board on the Effective Date). If any Award in respect of shares of Common Stock expires or is terminated unexercised or is forfeited without the Participant having had the benefits of ownership (other than voting rights), the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding

Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be a whole number.

Section 6.  Stock Options
            -------------

       (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

       (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

       (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

       (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

       (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7.  Stock Appreciation Rights
            -------------------------

       (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

       (b) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8.  Performance Shares
            ------------------

       (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

       (b) The committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

       (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  Restricted Stock
            ----------------

       (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

       (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  Stock Units
             -----------

       (a) Subject to the provisions of the Plan, the Committee may award Stock Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

       (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.  Other Stock-Based Awards
             ------------------------

       (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

       (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.  General Provisions Applicable to Awards
             ---------------------------------------

       (a) Limitations on Grants of Options and SARs. Subject to adjustment under Section 5(b), the number of shares subject to Options and SARs granted to any one individual during any fiscal year may not exceed 250,000 shares of Common Stock.

       (b) Transferability. An Award under this Plan may be transferred only to the extent expressly permitted by the Committee and subject to such conditions as the Committee may in its discretion impose.

       (c) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

       (d) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

       (e) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

       (f) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

       (g) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

       (h) Change in Control. In order to preserve a Participant's rights under an Award in the event of a Change in Control (as defined below), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

             As used herein, a "Change in Control" of the Company shall be deemed to have occurred upon the occurrence of any of the following:

             (A) Any transaction or series of transactions, as a result of which any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) (a "Person") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under such act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities (the "Company's Outstanding Voting Securities"); provided, however, that a Change in Control shall not be deemed to have occurred solely because of the acquisition of securities of the Company by (1) one or more employee benefit plans or related trusts established for the benefit of the employees of the Company or any Affiliate of the Company; or
                  (2) any

                  Person when such acquisition (a) is effected primarily to prevent the Company from being declared insolvent and (b) is approved by the Board of Directors of the Company (the "Board").

            (B) Any change in the membership of the Board such that individuals who are Incumbent Directors (as defined herein) cease for any reason to constitute at least a majority of the Board. The Incumbent Directors shall be (1) those members of the Board who were Directors as of April 15, 1996 and who have served continuously as Directors since such date, and (2) any other member of the Board who subsequently became a Director and whose election or nomination for election by the Company's stockholders at the beginning of his or her current tenure was approved by a vote of at least a majority of the Directors who were then Incumbent Directors, except that no individual shall be an Incumbent Director if such individual's initial assumption of office as a Director occurred as a result of an actual or threatened election contest with respect to the election or removal of Directors, or other actual or threatened solicitation of proxies or consents, by, or on behalf of, a Person other than the Board.

            (C) The consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, or similar transaction (a "Business Combination"), unless all of the following conditions are met:

                  (1) the individuals and entities who are the beneficial owners of the Company's Outstanding Voting Securities immediately before the consummation of the Business Combination would beneficially own, directly or indirectly, securities representing more than 50% of the outstanding combined voting power of the voting securities that would be outstanding and entitled to vote generally in the election of the governing body of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity that as a result of such transaction would own the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) (the "Resulting Entity"), and the securities of the Resulting Entity that would be owned by such beneficial owners of the Company's Outstanding Voting Securities would be owned by them in substantially the same proportions as they own the Company's Outstanding Voting Securities;

                 (2) no Person (excluding any corporation or other entity resulting from such Business Combination, and excluding any employee benefit plan or related trust of the Company or of such corporation or other entity resulting from such Business Combination) would beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of the

                       Resulting Entity except to the extent that such ownership existed before the Business Combination; and

                 (3) at least a majority of the members of the board of directors of the Resulting Entity would be persons who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

            (D) Approval by the Company's stockholders of a liquidation or dissolution of the Company (unless the liquidation or dissolution is part of a Business Combination excepted from clause (C) above).

            (E)  The close of business on the latest of the following dates:

                 (1) the date that a tender or exchange offer by any Person (other than the Company, any Affiliate of the Company, or any employee benefit plan or related trust established for the benefit of the employees of the Company or any Affiliate of the Company) that, if consummated, would result in such Person becoming a "beneficial owner" (as defined in clause (A) above), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities, is first published or sent or given within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

                 (2) the date upon which all regulatory approvals required for the acquisition of securities pursuant to the tender or exchange offer referred to in clause (1) have been obtained or waived; or

                 (3) the date upon which any approval of the security holders of the Person publishing or sending or giving the tender or exchange offer referred to in clause (1) required for the acquisition of securities pursuant to such tender or exchange offer is obtained or waived."

     (i) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

     (j) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability.

In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

        (k) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

        (l) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 13.   Miscellaneous
              -------------

        (a) No Right To Employment. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

        (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

        (c) Effective Date. Subject to the approval of the stockholders of the Company, the Plan shall be effective on the Effective Date. Before such approval, Awards may be made under the Plan expressly subject to such approval.

        (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

        (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

              ---------------------------------------------------

     .    Plan adopted by the Board of Directors on May 19, 1993.
     .    Plan approved by the stockholders on May 19, 1993.
     . Increase in shares issuable adopted by the Board of Directors April 15, 1994 and approved by the Shareholders May 25, 1994.
     . Amendments adopted by the Board of Directors April 15, 1996 and approved by the Shareholders May 23, 1996.
     .    Amendments adopted by the Board of Directors December 9, 1996.
     . Increase in shares issuable adopted by the Board of Directors February 11, 1997 and approved by the Shareholders May 23, 1997.
     . Increase in shares issuable adopted by the Board of Directors April 14, 1998.

                          DATAWARE TECHNOLOGIES, INC.

                       1993 EMPLOYEE STOCK PURCHASE PLAN

Section l.  Purpose
-------------------

     The purpose of this 1993 Employee Stock Purchase Plan (the "Plan") is to provide employees (referred to in this Plan as "associates") of Dataware Technologies, Inc. (the "Company") and its subsidiaries the opportunity to purchase shares (the "Shares") of the Company's Common Stock. The Plan is intended to qualify as an "employee stock purchase plan" within the meaning of
Section 423 of the Internal Revenue Code of 1954, as amended (the "Code").

Section 2.  Eligible Associates
-------------------------------

     Subject to the provisions of Sections 7, 8 and 9 below, any individual who has been in the full-time employment (as defined below) of the Company, or any of its subsidiaries (as defined in Section 425(f) of the Code) the employees of which are designated from time to time by the Board of Directors as eligible to participate in the Plan, for the six (6) month period before the day on which an Offering Date (as defined in Section 3 below) occurs is eligible to participate in any Offering (as defined in Section 3 below) made by the Company hereunder. Full-time employment shall include all associates whose customary employment is:

         (a)  20 hours or more per week and

         (b)  more than five months

in the calendar year during which said Offering Date occurs or in the calendar year immediately preceding such year.

Section 3.  Offering Dates
--------------------------

     From time to time, the Company, by action of the Board of Directors, will grant rights to purchase Shares to associates eligible to participate in the Plan pursuant to one or more offerings (each of which is an "Offering") on a date or series of dates (each of which is an "Offering Date") designated for this purpose by the Board of Directors.

Section 4.  Prices
------------------

     The price per share for each grant of rights hereunder shall be the lesser of:

         (a) eighty-five percent (85%) of the fair market value of a Share on the Offering Date on which such right was granted; or

         (b) eighty-five percent (85%) of the fair market value of a Share on the date such right is exercised.

At its discretion, the Board of Directors may determine a higher price for a grant of rights.

Section 5.  Exercise of Rights and Method of Payment
----------------------------------------------------

         (a) Unless sooner cancelled by the associate pursuant to Section 10, rights granted under the Plan will be exercised automatically and irrevocably, in each case for a whole number of shares, periodically on specified dates (each, and "Exercise Date") determined by the Board of Directors pursuant to
Section 6.

         (b) The method of payment for Shares purchased upon exercise of rights granted hereunder shall be through regular payroll deductions or by lump sum cash payment or both, as determined by the Board of Directors. No interest shall be paid upon payroll deductions unless specifically provided for by the Board of Directors.

         (c) Any payments or deductions received by the Company from a participating associate and not utilized for the purchase of Shares upon exercise of rights granted hereunder shall be promptly returned to such associate by the Company after termination or cancellation of the right to which the payment relates.

Section 6.  Term of Rights
--------------------------

     The total period from an Offering Date to the last date on which rights granted on that Offering Date are exercisable (the "Offering Period") shall in no event be longer than twenty-seven (27) months. The Board of Directors when it authorizes an Offering shall determine the length of the Offering Period and may designate one or more Exercise Dates during the Offering Period. In any event, the last day of each Offering Period shall be an Exercise Date. Rights granted on an Offering Date shall be exercisable in full on the Offering Date or in such proportion on each Exercise Date as the Board of Directors determines.

Section 7.  Shares Subject to the Plan
--------------------------------------

     No more than Eight Hundred Fifty Thousand (850,000) Shares may be sold pursuant to rights granted under the Plan. Appropriate adjustments in the above figure, in the number of Shares covered by outstanding rights granted hereunder, in the exercise price of the rights and in the maximum number of Shares that an associate may purchase (pursuant to Section 9 below) shall be made to give effect to any mergers, consolidations, reorganizations, recapitalizations, stock splits, stock dividends or other relevant changes in the capitalization of the Company occurring after the effective date of the Plan, provided that no fractional Shares shall be issuable hereunder. Any agreement of merger or consolidation shall include provisions for protection of the then existing rights of participating associates under the Plan. Either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired by the Company may be made subject to rights under the Plan. If for any reason any right under the Plan terminates in whole or in part, Shares subject to such terminated right may again be made subject to a right under the Plan.

Section 8.  Limitations on Grants
---------------------------------

     (a) No associate shall be granted a right hereunder if such associate, immediately after the right is granted, would own stock or rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, or of any subsidiary, computed in accordance with Section 423(b)(3) of the Code.

     (b) No associate shall be granted a right, if, after such grant, his right to purchase shares under all employee stock purchase plans of the Company and its subsidiaries would accrue at a rate that exceeds twenty-five thousand dollars ($25,000) (or such other maximum as may be prescribed from time to time by the Code) of the fair market value of such Shares (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time in accordance with the provisions of Section 423(b)(8) of the Code.

     (c) No right granted to any participating associate under an Offering, when aggregated with rights granted under any other Offering still exercisable by such associate, shall cover more shares than may be purchased at an exercise price not to exceed fifteen percent (15%) of the associate's annual rate of compensation on the date the associate elects to participate in the Offering, or such lesser percentage as the Board of Directors may determine.

Section 9.  Limit on Participation
----------------------------------

     Participation in an Offering shall be limited to eligible associates who elect to participate in such Offering in the manner, and within the time limitations, established by the Board of Directors when it authorizes the Offering.

Section 10.  Cancellation of Election to Participate
----------------------------------------------------

     An associate who has elected to participate in an Offering may cancel such election as to all (but not part) of the unexercised rights granted under such Offering by giving written notice of such cancellation to the Company at any time during the Offering. All amounts paid by the associate for the Shares or withheld for the purchase of Shares from the associate's compensation through payroll deductions that have not then been used for the purchase of Shares upon a prior Exercise Date shall be paid to the associate, without interest, unless otherwise determined by the Board of Directors, upon such cancellation.

Section 11.  Termination of Employment
--------------------------------------

     Upon the termination of a participating associate's employment for any reason, including the death of the associate, during an Offering, all such unexercised rights to purchase Shares held by the associate shall immediately terminate and amounts paid by the

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

associate for the Shares or withheld for the purchase of Shares from the associate's compensation through payroll deductions that have not then been used for the purchase of Shares upon a prior Exercise Date shall be paid to the associate or to the associate's estate, without interest unless otherwise determined by the Board of Directors.

Section 12.  Associate's Rights as Stockholder
----------------------------------------------

     No participating associate shall have any rights as a stockholder in the Shares subject to a right granted hereunder until such right has been exercised and full payment has been made for such Shares.

Section 13.  Rights Not Transferable
------------------------------------

     Rights under the Plan are not assignable or transferable by a participating associate and are exercisable only by the associate.

Section 14.  Amendments to or Discontinuation of the Plan
---------------------------------------------------------

     The Board of Directors of the Company shall have the right to amend, modify or terminate the Plan at any time without notice; provided, however, that the then existing rights of all participating associates shall not be adversely affected thereby, and provided further that, subject to the provisions of
Section 7 above, the total number of Shares that may be offered under the Plan may not be increased without the approval of the stockholders of the Company.

Section 15.  Effective Date and Approvals
-----------------------------------------

     Subject to the approval of the stockholders of the Company, this Plan shall be effective on May 19, 1993, the date it was adopted by the Board of Directors. Approval of this Plan by the stockholders shall be secured within twelve (12) months after the date of such adoption.

     The Company's obligation to offer, sell and deliver its Shares under the Plan is subject to (i) the approval of any governmental authority required in connection with the authorization, issuance or sale of such Shares, (ii) satisfaction of the listing or quotation requirements of any national securities exchange or national market system on which the Shares are then listed or quoted and (iii) compliance, in the opinion of the Company's counsel, with all applicable federal and state securities and other laws.

Section 16.  Term of Plan
-------------------------

     No rights shall be granted under the Plan after May 19, 2003.

Section 17.  Administration of the Plan
---------------------------------------

     The Board of Directors or any committee or person(s) to whom it delegates its authority (the "Administrator") shall administer, interpret and apply all provisions of the Plan as it deems necessary to meet special circumstances not anticipated or covered expressly by the Plan. In the event that the Board of Directors delegates such authority to a committee of the Board, all references herein to the "Board of Directors" shall be deemed to be references to such Committee. Nothing contained in this Section shall be deemed to authorize the Administrator to alter or administer the provisions of the Plan in a manner inconsistent with the provisions of Section 423 of the Code.

                    ----------------------------------------

     .    Plan adopted by the Board of Directors on May 19, 1993.
     .    Plan approved by the stockholders on May 19, 1993.
     . Increase in shares issuable adopted by the Board of Directors April 14, 1998.

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